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                                                                   Exhibit 99.10

                   SUPPLY, LICENSE, AND DEVELOPMENT AGREEMENT

         This Supply, License, And Development Agreement (this "Agreement"), dated as of October 27, 1999, is made by and between C-Cube Microsystems Inc., a Delaware corporation ("CCC") having its principal office at 1778 McCarthy Blvd., Milpitas, California 95035, and Harmonic Inc., a Delaware corporation ("HHH") having its principal office at 549 Baltic Way, Sunnyvale, California 94083. CCC and HHH are sometimes referred to in this Agreement, individually, as a "Party" and, collectively, as the "Parties."

                                    RECITALS

         A. CCC and HHH are Parties to that certain Agreement and Plan of Merger And Reorganization dated as of October 27, 1999 (the "Merger Agreement"). The Merger Agreement contemplates that the Semiconductor Business (as defined in the Merger Agreement) of CCC will be disposed of by CCC pursuant to Section 1.5 thereof and CCC will merge into HHH pursuant to Section 1.1 thereof.

         B. The Merger Agreement contemplates that CCC and HHH will, effective as of the Effective Time (as defined in the Merger Agreement), enter into a supply, license, and development agreement relating to certain versions of CCC's existing E4 silicon component products and associated software and [***] silicon component product currently under development by CCC on the following terms and conditions.

                                    AGREEMENT

         NOW THEREFORE, in consideration of and conditioned on the Recitals set forth above and incorporated in this Agreement, the covenants stated herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

                                    Section 1

                                   Definitions

         Except as otherwise set forth herein, capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Merger Agreement. In addition to the terms defined above and elsewhere in this Agreement, the following terms shall have the meaning set forth below:

1.1 "AUTHORIZED END-USER AGREEMENT" means a written software license agreement with an end user of any Object Code software distributed by a Party pursuant to a license granted by the other Party hereunder containing such customary terms and conditions as the Parties may mutually agree in writing prior to the Effective Time.

1.2 "BROADCAST APPLICATIONS" means, with reference to a CCC semiconductor and software products, use of such product in any real-time video encoding or transrating infrastructure applications serving satellite DTH, video contribution, video distribution, digital

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         terrestrial broadcast, cable, wireless cable (including without limitation MMDS and LMDS), telephone company, Internet streaming, and institutional markets, such as government, education, and private industry, any where in the world, excluding consumer device applications.

1.3 "CCC E4 MICROCODE" means the following microcode now or hereafter owned or Controlled by CCC for the E4 Component Product: [***] together with any and all Error Corrections, updates, upgrades, enhancements and new releases thereof that are developed during the term of this Agreement and owned or Controlled by CCC.

1.4 [***] means the following microcode now or hereafter owned or Controlled by CCC for the [***] together with any and all Error Corrections, updates, upgrades, enhancements and new releases thereof that are developed during the term of this Agreement and owned or Controlled by CCC.

1.5 "CCC E4 TOOLS" means the following software development tools relating to the E4 Component Product that are now or hereafter owned or Controlled by CCC: the E4 [***] including all documentation relation thereto, together with any and all Error Corrections, updates, upgrades, enhancements and new releases that are developed during the term of this Agreement and owned or Controlled by CCC.

1.6 [***] means the following software development tools relating to the [***] that are now or hereafter owned or Controlled by CCC: the [***] including all documentation relation thereto, together with any and all Error Corrections, updates, upgrades, enhancements and new releases thereof that are developed during the term of this Agreement and owned or Controlled by CCC.

1.7 "CCC LICENSED SOFTWARE" means the CCC E4 Microcode, the [***], the CCC E4 Tools, the [***] and the [***].

1.8 "COMPONENT PRODUCTS" means the E4 Component Product and, when fully developed and available for commercial sale hereunder, the [***].

1.9 "CONTROL" means, with reference to software or other technology not owned by a referenced Party, the right of such Party to grant rights and sublicenses with respect thereto to the other Party without violating any obligation owing by such Party to a third-Party; provided that, if a payment of royalties or other consideration to such third Party is required in connection with the exercise by such other Party of such rights, such software and other technology shall be deemed not to be Controlled by such Party unless such other Party agrees in writing to be responsible for all such royalties and consideration payable to such third Party.

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1.10     "DIVICOM" means the Divicom Division of CCC, as it existed prior to the
         Effective Time.

1.11 "E4 DOCUMENTATION" means all paper and electronic documents in the possession or under the control of CCC concerning E4 Component Product architecture, chip microcode interfaces, microcode tools, microcode tracks, and product roadmaps relating to the E4 Component Product.

1.12 [***] means all paper and electronic documents concerning the [***] architecture, hardware, and microcode that are useful in developing [***], including without limitation architectural specifications, user manuals, documentation of tools, and microcode roadmaps, but excluding without limitation [***].

1.13 "E4 COMPONENT PRODUCT" means CCC's E4 semiconductor component product, comprised of the following versions: DVxpert and DVxpert2.

1.14 [***] means [***] under development by CCC that represents the [***] and is generally referred to as [***], the current specifications of which are set forth in Exhibit B hereto.

1.15 "ENGINEERING CHANGES" means any change to any Component Product, including any related microcode, related production processes, or the composition of bill of materials or material sources which could affect the performance, reliability, safety, serviceability, appearance, dimensions, or tolerances thereof.

1.16 "ERROR" means failure of any microcode or other software to conform to the applicable then-current specification for such software.

1.17 "ERROR CORRECTION" means either a modification or addition that eliminates or works around an Error in microcode or other software so as to cause such software to comply with the then-current specification for such software.

1.18 "HHH E4 MICROCODE" means the microcode modules owned or Controlled by HHH relating to the E4 Component Product [***] together with any and all Error Corrections, updates, upgrades, enhancements and new releases thereof that are developed during the term of this Agreement and owned or Controlled by HHH.

1.19 [***] means the [***] now or hereafter owned or Controlled by HHH for use with the [***] for the purpose of [***] together with any and all Error Corrections, updates, upgrades,


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         enhancements and new releases thereof that are developed during the term of this Agreement and owned or Controlled by HHH.

1.20 "HHH TOOLS" means the [***] of HHH, together with any and all Error Corrections, updates, upgrades, enhancements and new releases thereof that are developed during the term of this Agreement and owned or Controlled by HHH.

1.21 "HHH LICENSED SOFTWARE" means the HHH E4 Microcode, the [***], and the HHH Tools.

1.22 "INTELLECTUAL PROPERTY RIGHTS" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (1) fictional business names, trade names, trademarks and service marks (whether registered or unregistered, including without limitation any applications for registration of any of the foregoing), logos, Internet domain names, trade dress rights and general intangibles of a like nature, together with the goodwill associated with any of the foregoing; (2) Patents; (3) copyrights and registrations and applications therefor and mask work rights; and (4) Trade Secrets.

1.23 "MAJOR ENGINEERING CHANGE" means an Engineering Change that, if made, will require HHH to redesign or reconfigure the system, component or other product into or with which such Component Product is being integrated or bundled.

1.24 [***], together with any and all Error Corrections, updates, upgrades, enhancements and new releases thereof that are developed during the term of this Agreement and owned or Controlled by CCC.

1.25 "MINOR ENGINEERING CHANGE" means an Engineering Change that is not a Major Engineering Change.

1.26 "OBJECT CODE" means computer programming code, substantially or entirely in binary form, which is intended to be directly executable by a computer after appropriate processing, but without the intervening steps of compilation or assembly.

1.27 "PATENTS" means all classes or types of patents, utility models and design patents (including without limitation, originals, divisionals, continuations, continuations-in-part, extensions, and reissues), and applications for these classes or types of patent rights in all countries of the world.

1.28 "PERSON" means an individual, corporation, partnership, association, limited liability company, trust, estate or other similar business entity or organization, including a governmental authority.

1.29 "SOURCE CODE" means computer instructions in human readable, non-executable format from which Object Code can be produced by compilation, interpretation, and/or assembly, including without limitation build environments and development


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         environments, programming annotations and commentary designed to explain the general intent and purpose of such instructions

1.30 "STANDARD COST" means the cost of a product calculated using Divicom's current method of determining cost.

1.31 "TRADE SECRETS" means know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases, and other proprietary and confidential information, including without limitation customer lists, in each case excluding any rights in respect of any of the foregoing comprise or are protected by copyrights, mask work rights, issued patents, or published patent applications.

                                    Section 2

                   E4 Component Product and Development Tools

2.1 GRANT OF LICENSE TO HHH: Subject to the terms and conditions of this Agreement, CCC grants to HHH an irrevocable, perpetual, royalty-free, fully-paid, worldwide, non-exclusive license under CCC's Intellectual Property Rights:

         a. to use, copy and modify and otherwise prepare derivative works based on (i) the CCC E4 Microcode in Source Code form and (ii) the [***] in Source Code form;

         b. to use and copy the CCC E4 Tools [***] in Object Code form and to use, copy and modify and otherwise prepare derivative works based on the [***] in Source Code form;

         c. to use, copy, publicly display, perform, distribute, sell, offer to sell and import the CCC E4 Microcode and any derivatives thereof, in Object Code form , subject to a requirement that such Object Code shall be sublicensed by HHH or its licensees to end user customers pursuant to an Authorized End-user Agreement;

         d.       to sublicense any of the rights granted above in subparagraph
                  (c), as and to the extent necessary to permit any distributor, OEM, systems integrator or other third Party reseller to resell, integrate or other otherwise distribute any products in which any CCC E4 Microcode or derivatives thereof, in Object Code form, are embedded; and

         e. to use, copy and modify and otherwise prepare derivative works based on the E4 Documentation.

2.2 GRANT OF LICENSE TO CCC: Subject to the terms and conditions of this Agreement, HHH grants to CCC an irrevocable, perpetual, royalty-free, fully-paid, worldwide, non-exclusive license under HHH's Intellectual Property Rights:


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         a.       to use, copy and modify and otherwise prepare derivative works based on the HHH E4 Microcode in Source Code form and the HHH Tools in Source Code form;

         b. to use, copy, publicly display, perform, distribute, sell, offer to sell and import the HHH E4 Microcode, and any derivatives thereof, in Object Code form, subject to a requirement that such Object Code shall be sublicensed by CCC or its licensees to end user customers pursuant to an Authorized End-user Agreement; and

         c.       to sublicense any of the rights granted above in subparagraph
                  (c), as and to the extent necessary to permit any distributor, OEM, systems integrator or other third Party reseller to resell, integrate or other otherwise distribute any products in which any HHH E4 Microcode, or derivatives thereof are embedded, in Object Code form.

2.3      RESTRICTIONS:

         a. Notwithstanding any other provision of this Agreement, HHH and its licensees shall not distribute any CCC E4 Microcode in any form for use with any semiconductor component other than a Component Product.

         b. Notwithstanding any other provision of this Agreement, (i) HHH shall not distribute or otherwise make available to any third party [***] in any form without the prior written consent of CCC, which consent shall not be unreasonably withheld; and
                  (ii) CCC shall not distribute or otherwise make available to any third party any HHH Tool in any form without the prior written consent of HHH, which consent shall not be unreasonably withheld.

         c. Notwithstanding any other provision of this Agreement, [***] (it being agreed and understood that an express restriction to the foregoing effect [***].

2.4 CONSULTATION: Subject to the terms and conditions of this Agreement, CCC shall give HHH reasonable ongoing access to CCC's development engineers for consultation on microcode development for the E4 Component Product by HHH and for consultation on


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         in-progress future work by HHH relating to the E4 Component Product.
         Likewise, subject to the terms and conditions of this Agreement, HHH shall give CCC reasonable ongoing access to HHH's development engineers for consultation on microcode development for the E4 Component Product by CCC and for consultation on in-progress future work by CCC relating to the E4 Component Product.

2.5 OWNERSHIP OF DERIVATIVE WORKS: As between HHH and CCC, HHH shall own and retain all rights, including without limitation all Intellectual Property Rights, in and to all modifications and derivatives of the CCC Licensed Software made by or for HHH, subject to CCC's ownership of the CCC Licensed Software (including all Intellectual Property Rights therein). As between HHH and CCC, CCC shall own and retain all rights, including without limitation all Intellectual Property Rights, in and to all modifications and derivatives of the HHH Licensed Software made by or for CCC, subject to HHH's ownership of the HHH Licensed Software (including all Intellectual Property Rights therein).

2.6 BUG FIXES, ENHANCEMENTS, ETC.: Notwithstanding any other provision of this Agreement, but subject to the limited warranty obligations of CCC in Section 7.1.2 and HHH in Section 7.4.2, nothing herein obligates CCC or HHH to prepare or make any Error Corrections, updates, upgrades, enhancements and new releases with respect to any of the software licensed by such Party under Section 2.1 or 2.2, as the case may be (it being agreed and acknowledged that such Party's obligation, subject to Sections 7.1.2 and 7.4.2, is limited to licensing any Error Corrections, updates, upgrades, enhancements and new releases that such Party, in its discretion, determines to make). Without limiting the generality of the foregoing, nothing shall obligate either Party to undertake additional efforts or otherwise assist the other Party with the integration of any such new updates, upgrades, enhancements and new releases of such Party with any software licensed by such Party that has been modified by the other Party.

2.7 CC E4 TOOLS: The Parties acknowledge and agree that certain of the CCC E4 Tools licensed by CCC under Section 2.2(b) [***]. The Parties agree to cooperate and use their respective best efforts to ensure that the license of such E4 Development Tools by CCC under Section 2.2(b) can be validly granted by CCC, [***], and with any additional license fee or expense that may be incurred in connection therewith minimized to the extent possible.

2.8 E4 DOCUMENTATION: Notwithstanding any other provision of this Agreement, HHH shall not be provided with online access to the E4 Documentation if CCC determines that to do so would create security and access issues; provided that, if and to the extent HHH is not given such online access, CCC shall be responsible for ensuring that HHH receives on a timely basis up-to-date versions of modified versions of any electronic documents that that are available online within CCC's internal computer network.

                                    Section 3


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                                     [***]

3.1 OWNERSHIP OF EXISTING MICROCODE: The Parties acknowledge and agree that Divicom and CCC jointly developed [***] microcode, including without limitation [***]. Subject to the terms and conditions of this Agreement, HHH and CCC hereby agree that, as between the Parties, [***], including without limitation all Intellectual Property Rights therein or thereto, and [***], including without limitation all Intellectual Property Rights therein or thereto.

3.2 GRANT OF LICENSE TO CCC: Subject to the terms and conditions of this Agreement, HHH grants to CCC a royalty-free, worldwide, non-exclusive license under HHH's Intellectual Property Rights:

         a. to use, copy, publicly display, perform, distribute, sell, offer to sell and import the [***] in Object Code form, subject to a requirement that such Object Code shall be sublicensed by CCC or its licensees to end user customers pursuant to an Authorized End-user Agreement; and

         b.       to sublicense any of the rights granted above in subparagraph
                  (a), as and to the extent necessary to permit any distributor, OEM, systems integrator or other third Party reseller to resell, integrate or other otherwise distribute any of products in which any [***], or derivatives thereof are embedded, in Object Code form.

3.3.     RESTRICTIONS:

         A Notwithstanding any other provision of this Agreement, in no event [***], which consent shall not be unreasonably withheld.

         B. Notwithstanding any other provision of this Agreement, in no event [***], which consent shall not be unreasonably withheld.

         C. CCC agrees and acknowledges that, notwithstanding any other provision of this Agreement, CCC shall not make available to any third party the [***] developed jointly by HHH and JVC.

3.4      [***]

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3.5      CUSTOMER SUPPORT: CCC shall have sole responsibility for supporting all of its own customers with respect to [***].

3.6 BUG REPORTS; PROVISION OF BUG FIXES: CCC shall periodically provide HHH a report listing all reported bugs in the [***] and indicating whether those bugs have been fixed. CCC shall provide such a report at least once per yearly quarter. HHH shall periodically provide CCC a report listing all reported bugs in the [***] and the [***] and indicating whether those bugs have been fixed. HHH shall provide such a report at least once per yearly quarter. Notwithstanding the foregoing, nothing herein obligates CCC or HHH to prepare or make any bug fixes with respect to any [***].

3.7 DOCUMENTATION: CCC shall provide to HHH all relevant engineering and technical documents relating to the [***] and shall regularly update such documents in a timely fashion. HHH shall provide to CCC all relevant engineering and technical documents relating to the [***] and shall regularly update such documents in a timely fashion.

                                    Section 4

                            The [***]

4.1 DEVELOPMENT OF [***]: CCC is currently developing the [***]. CCC shall use commercially reasonable efforts to continue and complete development of the [***] in accordance with the following schedule:
         [***]. In consideration of the development of the [***] by CCC hereunder, [***]. If CCC determines that it will be unable to meet the schedule set forth in Section 4.2 of this Agreement, CCC will promptly give written notice to HHH. CCC shall have no liability to HHH if such schedule is not met by CCC, so long as CCC shall have continued to exercise commercially reasonable efforts to meet such schedule prior to giving of such notice. CCC has the right to cease development of the [***] effective upon written notice to HHH (a "Development Discontinuation Notice") if CCC, in its sole discretion, determines for any reason not to continue and complete the development of the [***]. If for any reason CCC shall not have commenced volume production of the [***], HHH may elect to treat


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         CCC as though CCC had given a Development Discontinuation Notice, and if HHH so elects, CCC will be deemed to have given a Development Discontinuation Notice on such date for purposes hereof.

4.2 DISCONTINUATION OF [***]: Effective upon CCC giving or being deemed to have given HHH a Development Discontinuation Notice (the occurrence of such event being referred to as the [***]), the restriction set forth in Section 4.5(a) shall no longer be applicable with respect to the [***] and CCC and HHH shall negotiate in good faith additional, [***] Intellectual Property Rights, all of which terms shall be set forth in a definitive license agreement that CCC and HHH shall use their respective good faith best efforts to negotiate and enter into promptly after the occurrence of an [***].

4.3 GRANT OF LICENSE TO HHH: Subject to the terms and conditions of this Agreement, CCC grants to HHH an irrevocable, perpetual, royalty-free, fully-paid, worldwide, non-exclusive license under CCC's Intellectual Property Rights:

         a. to use, copy and modify and otherwise prepare derivative works based on the [***] in Source Code form;

         b. to use, copy, publicly display, perform, distribute, sell, offer to sell and import the [***] and any derivatives thereof, in Object Code form, subject to a requirement that such Object Code shall be sublicensed by HHH to its end user customers pursuant to an Authorized End-User Agreement;

         c.       to sublicense any of the rights granted above in subparagraph
                  (b), as and to the extent necessary to permit any distributor, OEM, systems integrator or other third Party reseller to resell, integrate or other otherwise distribute any of products in which any [***], or derivatives thereof are embedded, in Object Code form; and

         d. to use, copy and modify and otherwise prepare derivative works based on the [***].

4.4 GRANT OF LICENSE TO CCC: Subject to the terms and conditions of this Agreement, HHH grants to CCC an irrevocable, perpetual, royalty-free, fully-paid, worldwide, non-exclusive license under HHH's Intellectual Property Rights:

         a. to use, copy and modify and otherwise prepare derivative works based on the [***] in Source Code form;

         b. to use, copy, publicly display, perform, distribute, sell, offer to sell and import the [***], and any derivatives thereof, in Object Code form, subject to a requirement that such Object Code shall be sublicensed by CCC to its end user customers pursuant to an Authorized End-user Agreement; and


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         c.       to sublicense any of the rights granted above in subparagraph
                  (b), as and to the extent necessary to permit any distributor, OEM, systems integrator or other third Party reseller to resell, integrate or other otherwise distribute any of products in which any [***], or derivatives thereof are embedded, in Object Code form.

4.5      RESTRICTIONS:

         a. Notwithstanding any other provision of this Agreement, but subject to Section 4.2, HHH and its licensees shall not distribute any [***] in any form for use with any semiconductor component other than a Component Product.

         b. Notwithstanding any other provision of this Agreement, [***] (it being agreed and understood that an express restriction to the foregoing effect [***].

4.6 ACCESS TO DEVELOPMENT MATERIALS: Subject to the terms and conditions of this Agreement, CCC shall give HHH full and ongoing access to the [***]; and give HHH reasonable ongoing access to CCC's development engineers for consultation on microcode development for the [***] by HHH and for consultation on in-progress work by HHH relating to the [***]. Subject to the terms and conditions of this Agreement, HHH shall give CCC full and ongoing access to the [***]; and give CCC reasonable ongoing access to HHH's development engineers for consultation on microcode development for the [***] by CCC and for consultation on in-progress work by HHH relating to the [***].

4.7 OWNERSHIP OF DERIVATIVE WORKS: As between HHH and CCC, HHH shall own and retain all rights, including without limitation Intellectual Property Rights, in and to all modifications and derivatives of the [***] made by HHH, subject to CCC's ownership of the [***] (including all Intellectual Property Rights therein). As between HHH and CCC, CCC shall own and retain all rights, including without limitation Intellectual Property Rights, in and to all modifications and derivatives of the [***] made by CCC; subject to HHH's ownership of the [***] (including all Intellectual Property Rights therein).

4.8 UPDATES: CCC shall provide HHH with updates on the [***] and updates on the [***].


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4.9      [***]: HHH agrees that [***]. The one microcode track shall be mutually chosen by HHH and CCC at a later date. If [***], HHH shall provide a mutually agreeable substitute employee selected by HHH and CCC. HHH also [***]. The one microcode track shall be mutually chosen by HHH and CCC at a later date. In addition, HHH agrees to [***], HHH shall provide a mutually agreeable substitute employee selected by HHH and CCC.

4.10 RESTRICTION ON HIRING EMPLOYEES: CCC shall not solicit the employment of any employees of HHH who have worked directly with CCC in connection with the activities contemplated by this Agreement for a one year period following the last date on which the HHH employee so worked directly with CCC, except with HHH's express, written permission. HHH shall not solicit the employment of any employee of CCC who has worked directly with HHH in connection with the activities contemplated by this Agreement for a one year period following the last date on which the CCC employee so worked directly with HHH, except with CCC's express, written permission.

4.11 BUG FIXES, ENHANCEMENTS, ETC.: Notwithstanding any other provision of this Agreement, but subject to the limited warranty obligations of CCC in Section 7.1.2 and HHH in Section 7.4.2, nothing herein obligates CCC or HHH to prepare or make any Error Corrections, updates, upgrades, enhancements and new releases with respect to any of the software licensed by such Party under Section 4.3 or 4.4, as the case may be (it being agreed and acknowledged that such Party's obligation, subject to Sections 7.1.2 and 7.4.2, is limited to licensing any Error Corrections, updates, upgrades, enhancements and new releases that such Party, in its discretion, determines to make). Without limiting the generality of the foregoing, nothing shall obligate either Party to undertake additional efforts or otherwise assist the other Party with the integration of any such new updates, upgrades, enhancements and new releases of such Party with any software licensed by such Party that has been modified by the other Party.

4.12 [***]: Notwithstanding any other provision of this Agreement, HHH shall not be provided with online access to the [***] if CCC determines that to do so would create security and access issues; provided that, if and to the extent HHH is not given such online access, CCC shall be responsible for ensuring that HHH receives on a timely basis up-to-date versions of modified versions of any electronic documents that that are available online within CCC's internal computer network.

                                    Section 5

                                Supply Agreement


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5.1      SUPPLY AND PURCHASE: Subject to the terms and conditions of this
         Agreement, HHH shall purchase from CCC, and CCC shall sell and deliver to HHH, Component Products in accordance with the terms of this Section 5.

5.2 PRICES AND TAXES: Except as set forth in Section 5.3, HHH shall pay the [***] for Component Parts. Quoted prices are valid for purchase orders placed within [***] unless a different time period is indicated in writing on a CCC quotation. If prices are based upon HHH's purchase of specified quantities or delivery dates for Component Products and HHH does not purchase Component Products in such quantities or changes delivery dates, CCC shall determine and HHH shall pay to CCC an appropriate per unit price adjustment. Taxes are not included in prices and will be invoiced, if applicable, as a separate item.

5.3 [***]: HHH shall pay the prices specified in Exhibit A for the Component Products; provided that in no event shall [***].

5.4      PAYMENT:

         (a) HHH warrants to CCC that it is financially solvent on the date on which it places an order and expects to be solvent on the date of receipt of shipment.

         (b) HHH shall pay all invoices per the terms stated on the invoice. CCC reserves the right to terminate or modify terms of credit payments when, in CCC's sole discretion, CCC believes that payment may be at risk.

         (c) Interest shall accrue daily on sums not paid within [***] after the date of invoice at the lesser of a monthly rate of [***] or the [***].

5.5      DELIVERY AND SHIPMENT:


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                                       13

         (a) Delivery shall be Ex-works CCC's point of shipment. Title and risk of loss shall pass to HHH and Component Products shall be deemed accepted upon delivery to a common carrier at CCC's point of shipment, the carrier acting as HHH's agent. HHH shall pay all transportation and insurance charges. The HHH may specify a carrier acceptable to CCC (acceptance will not unreasonably be withheld). In the absence of specific instructions by HHH, the carrier will be selected by CCC.

         (b) Any delivery dates provided by CCC to the HHH are best estimates only. CCC reserves the right to make deliveries in installments which shall not relieve HHH of its obligation to accept and pay for remaining deliveries.

         (c) CCC reserves the right to make shipments at any time up to [***] days prior to the requested delivery date and HHH shall not reject tendered Component Products for the sole reason of such early delivery. Claims for shipment shortage shall be deemed waived unless presented to CCC in writing or by electronic transmission within [***] of delivery.

5.6 SOFTWARE LICENSE AND SOFTWARE OWNERSHIP: Subject to Sections 2.1, 2.5, 3.1, 4.3, and 4.7 of this Agreement, CCC shall retain all right, title and ownership of any CCC Licensed Software provided to HHH or its end users.

5.7 NO OTHER LICENSE: The Component Products are offered for sale and are sold by CCC subject to the condition that such sale does not convey any license, expressly or by implication, to manufacture, reverse engineer, duplicate or otherwise copy or reproduce any of the Component Products or CCC Licensed Software without CCC's express written permission.

5.8 RESTRICTED USE: CCC's Component Products may produce a reduction or loss of data and therefore are not sold for use in medical equipment, avionics, nuclear application, or any other high risk applications where malfunctions or loss of data could directly or indirectly result in personal injury. HHH agrees not to allow the use of CCC's Component Products in such applications and HHH agrees to indemnify CCC and to hold CCC harmless against any liability to CCC arising out of HHH's breach of such agreement.

5.9      CANCELLATION AND RESCHEDULES:

         (a) No cancellation or reschedule of any portion of an order is permitted within [***] of the scheduled shipment of that portion of the order.

         (b) In the event that HHH cancels any order more than [***] but fewer than [***] prior to the scheduled delivery date for such order, HHH shall pay to CCC a restocking/cancellation fee equal to [***] of the purchase price for the Component Products subject to such order.

         (c) Component Products that have been developed for or shippable to a single customer shall be considered custom products. "Single customer" shall include the customer and all its subsidiary or parent corporations, and any divisions of


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                                       14
                  such entities. Custom Component Products may not be canceled or rescheduled within [***] of the scheduled shipment date.

         (d) CCC shall not be liable for any delay or failure to perform due to any cause beyond its control. In the case of a delay for any reason whatsoever, the delivery schedule shall be considered extended by a period of time equal to the time lost. In the event CCC is unable to wholly or partially perform because of any cause beyond its control, CCC may terminate the order without liability to HHH.

         (e) If HHH terminates individual orders in whole or in part because of CCC's failure to deliver, HHH's sole remedy shall be to cancel the undelivered quantity of any individual order.

5.10 GOVERNING TERMS: Nothing contained in a purchase order or form for acceptance, confirmation or acknowledgment of purchase orders shall in any way modify the terms of purchase set forth herein or add any additional terms or conditions, unless the Parties indicate in writing their mutual agreement and intent to modify the terms of this

5.11 ENGINEERING CHANGES BY CCC: If CCC makes any Major Engineering Change to any Component Product, it will give written notice thereof to HHH in which it will supply a written description of the expected effect of the Engineering Change on such Component Product. Any notice of a Major Engineering Change shall be deemed to be an EOL Notice with respect to such Component Product, with the effect that HHH shall have the end-of-life purchase rights granted in Section 5.15. CCC will use commercially reasonable efforts to give HHH prompt notice of any Minor Engineering Changes.

5.12 DELIVERY DATES: CCC will make commercially reasonable efforts to deliver in accordance with these dates. CCC will give written notice to HHH if CCC determines that constraints have arisen that it make it likely that delivery of a particular shipment of Component Products will be significantly delayed.

5.13 FIRST ARTICLE ACCEPTANCE: Upon receipt of the first shipment of any particular Component Product, HHH has [***] to inspect the shipment and accept it ("Inspection Period"). If no written notice is received by CCC within [***] of receipt of the first shipment, HHH will have indicated that they have accepted such Component Product as is, and confirmed delivery of future shipments for the Component Products as is, and that the Component Products have passed the first article acceptance. During the Inspection Period, HHH will notify CCC in writing of any product deficiencies it finds. CCC will then promptly correct the Component Product deficiencies so identified by HHH. If CCC has not corrected the Component Product deficiencies within [***] after first notice to it by HHH, HHH may return such Component Product(s) (or portion thereof). CCC will promptly refund HHH all amounts paid for such Component Products.

5.14 COMPONENT PRODUCT SHORTAGES: Subject to compliance with applicable laws, in the event of Component Product shortages, for any reason whatsoever, CCC shall use


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                                       15
         commercially reasonable efforts to meet all of HHH's requirements for Component Products.

5.15 DISCONTINUATION OF COMPONENT PRODUCT: In the event that CCC determines to discontinue any Component Product, CCC shall give written notice of such determination to HHH (an "EOL Notice") and offer at such time to HHH an end-of-life right to purchase (the "EOL Purchase Right") such discontinued Component Product (a "Discontinued Component Product") on the following terms and conditions of this Section 5.15. The EOL Purchase Right shall consist of the right of HHH to order over a period of up to [***] from the date of the EOL Notice (the "EOL Period"), for delivery up to [***] from the date of order, such additional quantity of Discontinued Component Products as HHH may desire to purchase.

5.16 [***]: CCC agrees that [***] in such reasonable quantities as HHH may request and at reasonable and customary prices. [***].

5.17     [***]: HHH agrees that [***].


                                    Section 6

                              Term and Termination

6.1 TERM: The term of this Agreement shall be five (5) years beginning on the Effective Date, which term shall be automatically renewed at the end of such initial term on the anniversary date of the Effective Date for additional one (1) year renewal terms, unless terminated by either Party in writing at least ninety days (90) before the end of the initial term or any renewal date.

6.2 TERMINATION: CCC may terminate this Agreement if HHH fails to pay for any Component Products in accordance with the terms of this Agreement, or if HHH fails to comply with any material term or condition of this Agreement, in either case within [***] of written notice of such failure from CCC unless such failure is cured within such [***] period or, if such failure is not reasonably curable within such period and does not involve a failure to pay for any Component Products, HHH is using diligent efforts to cure such failure; provided that CCC in any event may terminate this Agreement if for any reason any such curable failure to comply has not been cured within [***] of such written notice of failure. Additionally, CCC may terminate this Agreement for cause immediately if HHH (a) files or has filed against it a petition in bankruptcy, (b) has a receiver appointed to handle its assets or affairs, or (c) makes or attempts to make an assignment for benefit of creditors. HHH may terminate this Agreement if CCC fails to comply with any material term or condition of this Agreement within [***] of written notice of such failure from HHH unless such failure is


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                                       16
         cured within such [***] period or, if not reasonably curable within such period, CCC is using diligent efforts to cure such failure; provided that HHH in any event may terminate this Agreement if for any reason any such curable failure to comply has not been cured within [***] of such written notice of failure. Either Party's rights to terminate are in addition to any other rights that Party may have.

6.3 EFFECT OF TERMINATION OR EXPIRATION: Regardless of termination or expiration of this Agreement, HHH shall pay for all Component Products delivered or shipped and other then pending non-cancelable orders in accordance with Exhibit A and any other amounts due hereunder.

                                    Section 7
                         Warranties and Indemnification

7.1      WARRANTIES BY CCC:

         7.1.1 Intellectual Property Rights. CCC represents and warrants that it has the corporate power and authority required to enter into this Agreement and perform its obligations hereunder and that, to its knowledge, no claims, actions or proceedings have been brought alleging that the E4 Component Product nor any technology to be incorporated in the E4 Component Product, including without limitation CCC E4 Microcode, infringe any third party copyright or patent or incorporates any misappropriated trade secrets of any third party.

         7.1.2 Performance of CCC Microcode. Effective upon delivery of CCC [***] or [***] to HHH that has been commercially released by CCC in production form, and for a period of [***], or in the case of the CCC E4 Microcode, the CCC E4 Tools and the [***] from the Effective Date (such [***] being referred to as the CCC Software Warranty Period), CCC warrants that such CCC Licensed Software will perform substantially in accordance with the published specifications in effect at the time of shipment to HHH and will be free of any virus, worm or other malicious code or any time limiting codes, authorization strings, timers, lockouts or other means of disabling the use thereof (collectively, "Disabling or Contaminated Code"). During the CCC Software Warranty Period, CCC shall, upon written request of HHH, make reasonable efforts to correct any reproducible Errors in the such CCC Licensed Software which cause it not to perform substantially in accordance with its specifications and documentation and to eliminate any Disabling or Contaminated Code.

         7.1.3    PERFORMANCE OF COMPONENT PRODUCTS

         (a) CCC warrants to HHH that the Component Products (other than microcode) will be free from defects in materials and workmanship and will comply with the applicable CCC specifications in effect at the time of shipment to HHH in all material respects for a period of [***] from shipment (the "Warranty Period"), and that any associated microcode will substantially conform during the


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
                  Warranty Period to the applicable CCC specifications in effect at the time of shipment to HHH. This limited warranty does not cover the results of accidents, abuse, neglect, improper testing, vandalism, acts of God, use contrary to specifications or instructions, or repair or modification by anyone other than CCC or CCC's authorized agents. CCC SHALL HAVE NO OBLIGATION UNDER THIS WARRANTY AND MAKES NO REPRESENTATION AS TO PRODUCTS WHICH HAVE BEEN MODIFIED BY HHH OR HHH'S CUSTOMERS.

         (b) If the Component Product does not conform to the foregoing warranties, HHH may, at its own risk and expense, return the allegedly defective Component Product directly to CCC during the Warranty Period. HHH must first notify CCC in writing of the alleged defect and request a return material authorization ("RMA") number. Returned materials shall comply with CCC's RMA policy, a copy of which is available to HHH upon request. Within [***] of its receipt of the RMA number, HHH may ship the allegedly defective Component Product directly to CCC, and shall include a notation of the RMA number, sufficient information to identify the original purchase order and a brief statement explaining the alleged defect. Any Component Products returned to CCC without an authorized RMA number may be returned to HHH, freight collect. Upon receipt of the Component Product, CCC, at its option, will repair or replace the Component Product and ship the repaired or replaced Component Product to HHH at CCC's expense and risk, or refund the purchase price. If CCC determines that any returned Component Product fully conforms to the applicable specifications for that Component Product, CCC will return the Component Product to HHH at HHH's expense and risk, along with a written statement setting forth the basis for CCC's conclusion that the returned Component Product was not defective, and HHH agrees to pay CCC's reasonable costs of handling and testing. The right to return Component Products is extended only to HHH, and CCC will not accept returns directly from HHH's customers or users of HHH's products. The right to return Component Products shall not apply to any modified Component Products.

         7.1.4 Exceptions. The provisions of this Section 7.1 shall not apply to any Error or defect CCC reasonably substantiates was caused by (a) any modifications to the CCC Licensed Software or Component Product made by HHH; (b) operation of the CCC Licensed Software or Component Product with any software, hardware or other equipment not provided by CCC; or (c) misuse of the CCC Licensed Software or Component Product.

         7.1.5    Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS
                  SECTION 7.1, THE CCC LICENSED SOFTWARE AND COMPONENT PRODUCTS ARE BEING PROVIDED "AS IS" AND CCC MAKES NO, AND CCC EXPRESSLY DISCLAIMS ALL, OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT WITH REGARD TO ANY SOFTWARE, PRODUCT,

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                                       18

                  SERVICE OR RELATED MATERIALS PROVIDED UNDER THIS AGREEMENT.

7.2 INDEMNIFICATION: Except as expressly limited below, CCC agrees to indemnify HHH, hold HHH harmless, and defend HHH and its officers, directors, agents, and employees, at CCC's expense, from any and all third party claims resulting from any alleged infringement of patents or copyrights, or the misuse of third party trade secrets by the CCC Licensed Software or Component provided under this Agreement and used with in the scope of this Agreement, provided HHH gives CCC prompt notice of any such claims and authorizes CCC to settle or defend such claims and assists CCC in so doing (at CCC's expense) upon request by CCC. Should HHH be enjoined from selling or using the CCC Licensed Software as a result of such claim, CCC will use best efforts to either, at its sole option, (1) procure for HHH the right to use or sell the CCC Licensed Software; (2) modify the CCC Licensed Software so that it becomes non-infringing, while continuing to meet the applicable published specifications in effect at the time of shipment; or (3) upon return of the CCC Licensed Software to CCC, provide to HHH a non-infringing substitute meeting the functional specifications of the CCC Licensed Software. Should HHH be enjoined from selling or using the any Component Product as a result of such claim, CCC will, at its sole option, either (1) procure for HHH the right to use or sell the Component Product; (2) modify the Component Product so that it becomes non-infringing, while continuing to meet the applicable published specifications in effect at the time of shipment; (3) upon return of the Component Product to CCC, provide to HHH a non-infringing substitute meeting the functional specifications of the Component Product; or (4) authorize the return of the Component Product to CCC and, upon receipt thereof, return to HHH the cost of the Component Product.

         THIS INDEMNITY SHALL NOT COVER ANY CLAIM:

         (i) for patent infringement based upon any combination of the CCC Licensed Software or any Component Product with any other product or products, whether or not supplied by CCC;

         (ii) for infringement of any proprietary rights arising in whole or in part from changes made to the CCC Licensed Software or Component Product by HHH or from any aspect of the CCC Licensed Software or Component Product that was designed by or requested by HHH on a custom basis;

         (iii) against HHH, or any claim against CCC by HHH, where (1) the use of a Component Product is not a use specified for the Component Product in CCC's documentation and (2) such claim is based upon contributory infringement or inducement of infringement either by HHH or by CCC; and

         (iv) for the infringement of any proprietary rights of a third party arising out of CCC's compliance with any technical or commercial standards adopted by international organizations or consortia such as the International Standards Organization, the International Electrotechnical Commission, the International Telecommunications Union, or any other industry standards, some of which are proprietary to third parties, including, without limitation, JPEG, MPEG, VIDEO CD, DVD, Dolby, DTS, Macrovision, and/or H.261. HHH shall be solely responsible for obtaining all necessary licenses under such proprietary rights.

         HHH shall indemnify CCC and shall hold CCC harmless from and defend CCC against any claims of infringement against CCC of the kind enumerated in Sections 7(a) (i) and (ii) above. HHH shall pay all costs including attorneys' fees and damages finally awarded in any suit asserting any such claim provided that: (1) HHH is notified promptly in writing by CCC of the claim or suit and (2) at HHH's request, HHH is given control of the suit and CCC provides all requested reasonable assistance (at HHH's expense).

7.3 REMEDIES: The provision of corrections or replacements by CCC pursuant to Sections 7.1.2 and 7.1.3 of this Agreement shall be HHH's sole and exclusive remedy with respect to any breach of the warranty set forth in Section 7.1.2 or 7.1.3.

7.4      WARRANTIES AND REPRESENTATIONS BY HHH:

         7.4.1 Intellectual Property Rights. HHH represents and warrants that it has the corporate power and authority required to enter into this Agreement and perform its obligations hereunder and that, to its knowledge, no claims, actions or proceedings have been brought alleging that the HHH E4 Microcode infringes any third party copyright or patent or incorporates any misappropriated trade secrets of any third party.

         7.4.2 Performance of HHH Microcode. For a period of [***] after the Effective Date (the HHH Warranty Period"), HHH warrants that HHH Licensed Software that has been generally released in production form will perform substantially in accordance with the published specifications in effect on the Effective Date and will be free of any Disabling or Contaminated Code. During the HHH Warranty Period, HHH shall, upon written request of CCC, make reasonable efforts to correct any reproducible Errors in the such HHH Licensed Software which cause it not to perform substantially in accordance with its specifications or eliminate the Disabling or Contaminated Code.

         7.4.3 Exceptions. The provisions of this Section 7.4 shall not apply to any Error or defect HHH reasonably demonstrates was caused by (a) any modifications to the HHH Licensed Software made by CCC; (b) operation of the HHH Licensed Software with any software, hardware or other equipment not provided by HHH; or
                  (c) misuse of the HHH Licensed Software.

         7.4.4    Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS
                  SECTION 7.4, THE HHH LICENSED SOFTWARE IS BEING PROVIDED "AS IS" AND HHH MAKES NO, AND HHH HEREBY DISCLAIMS ALL, OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT WITH REGARD TO


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
                  ANY SOFTWARE, PRODUCT, SERVICE OR RELATED MATERIALS PROVIDED UNDER THIS AGREEMENT.

7.5 INDEMNIFICATION: Except as expressly limited below, HHH agrees to indemnify CCC, hold CCC harmless, and defend CCC and its officers, directors, agents, and employees, at HHH's expense, from any and all third party claims resulting from any alleged infringement of patents or copyrights, or the misuse of third party trade secrets by the HHH Licensed Software provided under this Agreement and used with in the scope of this Agreement, provided CCC gives HHH prompt notice of any such claims and authorizes HHH to settle or defend such claims and assists HHH in so doing (at HHH's expense) upon request by HHH. Should CCC be enjoined from selling or using the HHH Licensed Software as a result of such claim, HHH will use reasonable efforts to either, at its sole option, (1) procure for CCC the right to use or sell the HHH Licensed Software; (2) modify the HHH Licensed Software so that it becomes non-infringing; or (3) upon return of the HHH Licensed Software to HHH, provide to CCC a non-infringing substitute meeting the functional specifications of the HHH Licensed Software.

         THIS INDEMNITY SHALL NOT COVER ANY CLAIM:

         (i) for patent infringement based upon any combination of the HHH Licensed Software with any other product or products, whether or not supplied by HHH;

         (ii) for infringement of any proprietary rights arising in whole or in part from changes made to the HHH Licensed Software by CCC or from any aspect of the HHH Licensed Software that was designed by or requested by CCC on a custom basis;

         (iii) against CCC, or any claim against HHH by CCC, where such claim is based upon contributory infringement or inducement of infringement either by CCC or by HHH;

         (iv) for patent infringement claims against CCC brought by a third party as a counterclaim in a litigation first instigated by CCC against the third party; and

         (v) for the infringement of any proprietary rights of a third party arising out of HHH's compliance with any technical or commercial standards adopted by international organizations or consortia such as the International Standards Organization, the International Electrotechnical Commission, the International Telecommunications Union, or any other industry standards, some of which are proprietary to third parties, including, without limitation, JPEG, MPEG, VIDEO CD, DVD, Dolby, DTS, Macrovision, and/or H.261. CCC shall be solely responsible for obtaining all necessary licenses under such proprietary rights.

         CCC shall indemnify HHH and shall hold HHH harmless from and defend HHH against any claims of infringement against HHH of the kind enumerated in Sections 7(a) (i) and (ii) above. HHH shall pay all costs including attorneys' fees and damages finally awarded in any suit asserting any such claim provided that: (1) CCC is notified promptly in writing by HHH of the claim or suit and (2) at CCC's request, CCC is given control of the suit and HHH provides all requested reasonable assistance (at CCC's expense).

7.6 REMEDIES: The provision of corrections or replacements by HHH pursuant to Sections 7.4.2 shall be CCC's sole and exclusive remedy with respect to any breach of the warranty set forth in Section 7.4.2.

7.7 LIMITATION OF LIABILITY: LIABILITY ARISING UNDER THIS AGREEMENT OTHER THAN FOR BREACH OF ANY OF THE CONFIDENTIALITY OBLIGATIONS OF SECTION 8 SHALL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES AND NO PARTY SHALL HAVE ANY LIABILITY FOR ANY INDIRECT OR SPECULATIVE DAMAGES (INCLUDING, WITHOUT LIMITING THE FOREGOING, CONSEQUENTIAL, INCIDENTAL AND SPECIAL DAMAGES), INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, BUSINESS INTERRUPTIONS, AND LOSS OF PROFITS, IRRESPECTIVE OF WHETHER THE PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF ANY SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER WITH RESPECT TO ANY CLAIM ASSERTED AGAINST SUCH PARTY BY THE OTHER PARTY UNDER THIS AGREEMENT, EXCLUDING (i) HHH'S LIABILITY TO CCC FOR PAYMENT OF THE PURCHASE PRICE OF ANY COMPONENT PRODUCTS PURCHASED BY HHH HEREUNDER, (ii) ANY LIABILITY OF EITHER PARTY FOR BREACH OF ANY OF THE CONFIDENTIALITY OBLIGATIONS OF SECTION 8 AND (iii) ANY INDEMNIFICATION LIABILITY OF A PARTY UNDER SECTION 7.2, 7.5 OR 7.8, SHALL NOT EXCEED THE AGGREGATE AMOUNT HAVING ACTUALLY BEEN PAID BY HHH TO CCC UNDER SECTION 5 OF THIS AGREEMENT FOR THE PRODUCTS TO WHICH THE CLAIM RELATES. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

7.8      COMPONENT PRODUCT LIABILITY:

         7.8.1 Indemnification by HHH. In the event that CCC is named in a personal injury or product liability suit arising out of use of the Component Products by HHH under this Agreement, HHH will defend or settle such suit to the extent the claims asserted in such suit arise from (a) CCC's compliance with HHH's designs, specifications, or instruction, (b) modification of the Component Products by a Party other than CCC after delivery by CCC made without the prior written consent of CCC, or (c) the use of the Component Products, or any part thereof, in combination with any other product. In addition, HHH will pay all damages and costs finally awarded against CCC in any such suit, but HHH will not be responsible for any costs, expenses, or compromise incurred or made by CCC without HHH's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in no event will HHH have any responsibility under this Section
                  7.8.1 in respect of claims that are proximately caused by the willful misconduct or gross negligence of CCC.

         7.8.2 Indemnification by CCC. In the event that HHH is named in a personal injury or product liability suit arising out of use of the Component Products furnished by

                  CCC under this Agreement standing alone and not in combination with any HHH Component Product or other product, and such suit is not a suit as to which HHH is obligated to defend and indemnify CCC pursuant to Section 7.8.1, CCC will defend or settle such suit and will pay all damages and costs finally awarded against HHH in such suit, but CCC will not be responsible for any costs, expenses, or compromise incurred or made by HHH without CCC's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in no event will CCC have any responsibility under this Section 7.8.2 in respect of claims that are proximately caused by the willful misconduct or gross negligence of HHH.

                                    Section 8

                                 Confidentiality

8.1 CONFIDENTIALLY OBLIGATIONS: Either party (the "Disclosing Party") may from time to time disclose Confidential Information to the other party (the "Recipient"). "Confidential Information" is all nonpublic information concerning the business, technology, internal structure and strategies of the Disclosing Party which is conveyed to the Recipient orally or in tangible form and is either marked as "confidential" or which do due to the circumstances surrounding its disclosure, such information would be reasonably construed as "confidential". During the term of this Agreement and for a period of [***] thereafter, Recipient will keep in confidence and trust and will not disclose or disseminate, or permit any employee, agent or other person working under Recipient's direction to disclose or disseminate, the existence, source, content or substance of any Confidential Information to any other person. Recipient shall use Confidential Information of the Disclosing Party only as necessary for the performance of this Agreement. Recipient will employ at least the same methods and degree of care, but no less than a reasonable degree of care, to prevent disclosure of the Confidential Information as Recipient employs with respect to its own confidential trade secrets and proprietary information. Recipient's employees and independent contractors will be given access to the Confidential Information only on a need-to-know basis, and only if they have executed a form of non-disclosure agreement with Recipient which imposes a duty to maintain the confidentiality of information identified or described as confidential by Recipient and after Recipient has expressly informed them of the confidential nature of the Confidential Information.

8.2 PERMITTED DISCLOSURES. The commitments in this Article 8 will not impose any obligations on Recipient with respect to any portion of the received information which: (i) is now generally known or available or which, hereafter through no act or failure to act on the part of Recipient, becomes generally known or available; (ii) is rightfully known to Recipient at the time of receiving such information; (iii) is furnished to Recipient by a third party without restriction on disclosure and without Recipient having actual notice or reason to know that the third party lacks authority to so furnish the information;
         (iv) is independently developed by Recipient or is of general application which may be retained in the unaided memory of an individual; or (v) is required to be disclosed by operation of


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    treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.

         law or by an instrumentality of the government, including but not limited to any court, tribunal or administrative agency.

8.3 CONFIDENTIALITY OF AGREEMENT: The existence, terms, and conditions of this Agreement are confidential and neither Party may make any disclosures regarding this Agreement without the express prior written consent of the other, with the following exceptions:

                  a. subject to Section 8.4 below, as otherwise may be required by law or legal process, to legal and financial advisors in their capacity of advising a Party in such matters; or

                  b. in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions.

8.4 COMPELLED DISCLOSURE: In the event that any Party hereto receives a request to disclose all or any part of any confidential information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by another Governmental Authority, such Party agrees to: (i) promptly notify the Party to whom such confidential information relates of the existence, terms and circumstances surrounding such request, (ii) consult with such Party to whom the information relates on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, furnish only that portion of the confidential information that, in the opinion of counsel to the Party who has received the request, such Party is legally compelled to disclose and advise the Party to whom such confidential information relates as far in advance of such disclosure as possible so that such Party to whom the confidential information relates may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information. In any event, the Party who receives the request shall not oppose actions by the Party to whom the confidential information relates to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information.

8.5 THIRD-PARTY DISCLOSURE: Each Party agrees that, to the extent it is permitted to disclose Confidential Information to a Third-party or Affiliate (other than a Party), it shall do so pursuant to a written non-disclosure agreement containing terms at least as protective of Confidential Information as those set forth in this Agreement.

8.6 REMEDIES: Unauthorized use by a Receiving Party of the Disclosing Party's Confidential Information will result in irreparable harm to the Disclosing Party. Therefore, if a Party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the Disclosing Party, in addition to any rights and remedies it may have, shall be entitled to seek equitable, including injunctive, relief to protect its Confidential Information.

                                    Section 9

                               Miscellaneous Terms

9.1 CONFLICTS: In the event of a conflict between this Agreement and any other document related to the subject matter of this Agreement, or the body of this Agreement and any of the Exhibits to this Agreement, the terms of this Agreement, or the body of this Agreement as the case may be, shall govern.

9.2 FORCE MAJEURE: No Party will be liable for any failure to perform due to unforeseen circumstances or causes beyond its reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, flood, accident or strikes. In the event of force majeure, time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby.

9.3 EXPORT: No Party shall export, either directly or indirectly, any Component Products or system incorporating such Component Products, in whole or in part, without first obtaining any required license or other approval from the U. S. Department of Commerce or any other agency or department of the United States Government. In the event any Component Products are exported from the United States or re-exported from a foreign destination by HHH, its distributors or end users, HHH shall ensure that the distribution and export/re-export of the Component Product is in compliance with all laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations. HHH agrees that neither it nor any of its subsidiaries will export/re-export any technical data, process, product, or service, directly or indirectly, to any country for which the United States government or any agency thereof requires an export license, other governmental approval, or letter of assurance, without first obtaining such license, approval or letter.

9.4 NOTICES: Any notice required or permitted to be given under this Agreement shall be effective if it is in writing and sent by certified or registered mail, return receipt requested, to the appropriate Party hereto at the address set forth below and appropriate postage affixed. A Party may change its address for receipt of notice by notice to the other Party in accordance with this Section.

         Notices shall be deemed given on the date of mailing and the date of notice shall be the date of mailing.

         If to the CCC, to:

                  C-Cube Microsystems Inc.
                  1778 McCarthy Blvd.
                  Milpitas, California 95035
                  Fax:  408-490-8402
                  Attention:  President

         with a copy to:

                  Wilson Sonsini Goodrich & Rosati

                  650 Page Mill Road
                  Palo Alto, California 94304
                  Fax:  (650) 493-6811
                  Attention:  Larry Sonsini, Esq.
                                    Steve Camahort, Esq.

         If to HHH, to:

                  Harmonic Inc.
                  549 Baltic Way
                  Sunnyvale, California 94083
                  Fax: 408-542-2561
                  Attention: President

         with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  One Montgomery Street
                  San Francisco, California  94104
                  Fax:  (415) 986-5309
                  Attention:  William Hudson, Esq.

9.5 SURVIVAL: The following provisions shall survive any expiration or termination of this Agreement: 2.1, 2.2, 2.3, 2.5, 3.1, 3.2, 3.3,
         3.4,3.5, 4.3, 4.4, 4.5, 4.7, 6.3, 7.2, 7.3, 7.5, 7.6, 7.7, 7.8, 8.1-8.6
         and 9.1-9.17.

9.6      ASSIGNMENT:

         a. This Agreement and any licenses granted herein are not assignable by HHH, in whole or in part, without the prior written consent of CCC except to any wholly-owned subsidiary of HHH or in connection with a merger or other change of control of HHH or a sale of all of substantially all of the assets of HHH and except as provided in Section 9.6(c); provided that any such permitted assignee shall agree in writing to be bound by all of the terms and conditions hereof. Any such purported assignment or transfer in violation of the foregoing requirements of this Section 9.6(a) shall be deemed a breach of this Agreement and shall be null and void. Notwithstanding the foregoing, if HHH merges with another entity or a change of control of HHH otherwise occurs during the term of this Agreement, (i) any Person with which HHH so merges or that otherwise acquires control of HHH (an "HHH Acquiring Party") shall agree in writing to be bound by the provisions of Section 8 hereof; and (ii) the licenses granted by CCC of CCC Licensed Software thereafter shall be exercised only with respect to products of HHH then commercially released or under development by HHH, and any successor or replacement products, but not any products theretofore commercially released by the HHH Acquiring Party.

         b. This Agreement and any licenses granted herein are not assignable by CCC, in whole or in part, without the prior written consent of HHH except to any wholly-owned subsidiary or to the successor of the CCC Semiconductor Business pursuant to the disposition thereof pursuant to the Merger Agreement (the "Semiconductor Business Successor") or in connection with a merger or other change of control of such successor or a sale of all of substantially all of the assets of the Semiconductor Business; provided that any such permitted assignee shall agree in writing to be bound by all of the terms and conditions hereof. Any such purported assignment or transfer in violation of the foregoing requirements of this Section 9.6(b) shall be deemed a breach of this Agreement and shall be null and void. Notwithstanding the foregoing, if the Semiconductor Business Successor merges with another entity or a change of control of the Semiconductor Business Successor otherwise occurs during the term of this Agreement, (i) any Person with which the Semiconductor Business Successor so merges or that otherwise acquires control of the Semiconductor Business Successor (an "SBS Acquiring Party") shall agree in writing to be bound by the provisions of Section 8 hereof; and
                  (ii) the licenses granted by HHH of HHH Licensed Software thereafter shall be exercised only with respect to products of the Semiconductor Business Successor then commercially released or under development by Semiconductor Business Successor, and any successor or replacement products, but not any products theretofore commercially released by the SBS Acquiring Party.

         c. Notwithstanding the foregoing, CCC agrees and acknowledges that HHH may designate to up to [***] different subcontract manufacturers of HHH products (each a "Designated HHH Subcontractor") HHH's rights and benefits under this Agreement with respect to the purchase of Semiconductor Products and the licensing of CCC E4 Microcode or CCC [***] in object code from CCC in connection therewith, and CCC agrees to sell Component Products and license such CCC Licensed Software to each such Designated HHH Subcontractor as though such Designated HHH Subcontractor on all the same terms and conditions as would be applicable if such Component Products were sold and such CCC Licensed Software were licensed to HHH pursuant to the terms and conditions hereof (it being agreed and acknowledged that each such Designated HHH Subcontractor shall agree to be bound by the terms and conditions hereof applicable thereto and shall be liable directly to CCC for the performance of any obligations of such Designated HHH Subcontractor related to the purchase of Component Products and licensing such CCC Licensed Software by such Designated HHH Subcontractor); provided that such Component Products and CCC Licensed Software shall be used and exploited by such Designated HHH Subcontractor only in connection with Harmonic products and such Designated HHH Subcontractor shall be prohibited from using any such CCC Licensed Software with any semiconductor component other than a Component Product.

9.7 RELATIONSHIP BETWEEN THE PARTIES: In all matters relating to this Agreement, HHH and CCC shall act as independent contractors. Neither Party will represent that it has any authority to assume or create any obligation, expressed or implied, on behalf of the other Party, or to represent the other Party as agent, employee, or in any other capacity. Neither Party shall have any obligation, expressed or implied, except as expressly set forth herein.

9.8 INTERPRETATION: This Agreement, including any exhibits, addenda, schedules, and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each Party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of

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                                       28
         law or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it is not applicable and is waived.

9.9 ENTIRE AGREEMENT: This Agreement sets forth the entire Agreement between the Parties and supersedes prior and contemporaneous proposals, agreements, and representations between them, whether written or oral, relating to the subject matter contained herein. This Agreement may be changed only if agreed to in writing and signed by an authorized signatory of each Party.

9.10 REMEDIES: All rights and remedies, whether conferred hereunder or by any other instrument or law, will be cumulative and may be exercised singularly or concurrently. The failure of any Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such Party thereafter to enforce such provisions.

9.11 SEVERABILITY: The terms and conditions stated herein are declared to be severable. If any provision or provisions of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect.

9.12 COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.13 INJUNCTIVE RELIEF: The Parties agree that preliminary injunctive or other equitable relief may be a necessary and proper remedy in the event of a breach of this Agreement in violation of either Party's Intellectual Property rights. The Parties further agree that in the event such equitable relief is granted in the United States, they will not object to courts in other jurisdictions granting provisional remedies enforcing such U.S. judgments.

9.14 TAX: HHH is responsible for all taxes on transactions between CCC and HHH under this Agreement other than taxes based on CCC's income. All payments shall be made free and clear without deduction for any and all present and future taxes imposed by any taxing authority. In the event that HHH is prohibited by law from making such payments unless such deductions are made or withheld therefrom, then HHH shall pay such additional amounts as are necessary in order that the net amounts received by CCC, after such deduction or withholding, equal the amounts which would have been received if such deduction or withholding had not occurred. HHH shall promptly furnish CCC with a copy of an official tax receipt or other appropriate evidence of any taxes imposed on payments made under this Agreement, including taxes on any additional amounts paid. In cases other than taxes referred to above, including but not limited to sales and use taxes, stamp taxes, value added taxes, property taxes, and other taxes or duties imposed by any taxing authority on or with respect to this Agreement, the costs of such taxes or duties shall be borne by HHH. In the event that such taxes or duties are legally imposed initially on CCC or CCC is later assessed by any taxing authority, then CCC will be promptly reimbursed by HHH for such taxes or duties plus any interest and penalties suffered by CCC. This clause shall survive the termination of the Agreement.

9.15 GOVERNING LAW: Any claims arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware or federal courts located in Delaware, without regard to principles of choice or conflict of laws.

9.16     JURISDICTION; WAIVER OF JURY TRIAL:

         (a) The Parties irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such a Delaware State or Federal court. The Parties consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof. This provision is meant to comply with 6 Del. C. Section 2708(a).

         (b) The Parties agree that irreparable damage could occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

         (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY

                  UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.

9.17 MEANING OF INCLUDE AND INCLUDING: Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

9.18 AUDIT: CCC shall have the right, not more than once in any calendar year during the term of this Agreement and upon reasonable notice and during normal business hours, to audit the sales records of HHH for purposes of determining whether the Component Products that are sold as chipsets have been broken into separate chips and sold as separate products by HHH, thereby entitling CCC to the higher purchase price that would have been payable by HHH if separate chips originally were purchased by HHH rather than chipsets. If the amount of the underpayment discovered as a result of such audit is greater that [***] of the amount paid by CCC for the chipsets that were purchased by HHH during the period subject to audit, HHH shall reimburse CCC the reasonable out of pocket cost incurred by CCC in connection with such audit. HHH shall promptly pay any discrepancy that is discovered as a result of any such audit.

9.19 EFFECTIVENESS: This Agreement shall become effective upon the occurrence of the Effective Date and shall not otherwise have any force and effect.


                            [SIGNATURE PAGE FOLLOWS]

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                                       31

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                  HARMONIC INC.

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  C-CUBE MICROSYSTEMS INC.

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                    EXHIBIT A

                                     PRICING

[***]

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    treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.

[***]

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    treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.

[***]

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    treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.

[***]





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    treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.

                                    EXHIBIT B

[***]

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    treatment request filed with the Securities and Exchange Commission. Such portions have been provided separately to the Commission.

                                       37